Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$582,952
Unrealized Gain (Loss) on Market Value of Futures	5,182,703
Dividend Income	2,635
Interest Income	125
ETF Transaction Fees	1,000
Total Income (Loss)	$5,769,415

Expenses
Investment Advisory Fee	$31,509
Brokerage Commissions	5,434
NYMEX License Fee	1,275
SEC & FINRA Registration Expense	750
Non-interested Directors' Fees and Expenses	358
Other Expenses	10,500
Total Expenses	49,826
Expense Waiver	(2,623)
Net Expenses	$47,203
Net Gain (Loss)	$5,722,212

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/10	$62,431,030
Withdrawals (100,000 Units)	(3,221,641)
Net Gain (Loss)	5,722,212

Net Asset Value End of Period	$64,931,601
Net Asset Value Per Unit (1,900,000 Units)	$34.17

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502